                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  infoUSA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously by written preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                                  INFOUSA INC.
                             5711 SOUTH 86TH CIRCLE
                              OMAHA, NEBRASKA 68127
                                 (402) 593-4500

Dear Stockholder:

         You are cordially invited to attend the Special Meeting of the Stockholders of infoUSA Inc. to be held at the infoUSA principal executive offices located at 5711 South 86th Circle, Omaha, Nebraska 68127 on October 7, 1999 at 10:00 a.m., local time.

         At the Special Meeting, you will be asked to vote upon an amendment to the Certificate of Incorporation of infoUSA (the "Amendment") which, if approved, would combine and reclassify infoUSA's two classes of common stock into a single class of common stock (the "Reclassified Common Stock"). Approval of the Amendment requires the affirmative vote of holders of at least sixty percent (60%) of the outstanding Class A and Class B Common Stock of the Company voting together as a single class, a majority of the outstanding Class A Common Stock of the Company voting as a separate class and a majority of the Class B Common Stock of the Company voting as a separate class. Please read the enclosed proxy statement and its exhibits for a full description of the rights, powers, limitations and characteristics of the Reclassified Common Stock.

         The reclassification of the Class A and Class B Common Stock will have no impact on the total number of issued and outstanding shares of common stock of infoUSA. Today there are approximately 24,343,764 million shares of Class A Common Stock and 24,008,004 shares of Class B Common Stock outstanding. After approval and adoption of the Amendment, an aggregate of 48,351,768 shares of the Reclassified Common Stock will be outstanding.

         The Board of Directors has considered and approved the Amendment and regards the adoption of the Amendment to be in the best interest of all of the stockholders of infoUSA. The Board believes that the elimination of its dual classes of common stock may help align the voting rights of infoUSA's stockholders with their economic risk of ownership, increase infoUSA's flexibility to structure acquisitions or equity financings, increase the overall liquidity of infoUSA's common stock and eliminate the discounting of the Class A Common Stock.

         YOUR BOARD OF DIRECTORS HAS APPROVED AND STRONGLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDED CERTIFICATE.

         It is important that your shares be represented and voted at the meeting, whether or not you plan to attend in person. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

                                   Sincerely,

                                   Vinod Gupta
                                   Chairman and Chief Executive Officer

                                  INFOUSA INC.

                                 ---------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 OCTOBER 7, 1999

                                 ---------------


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of infoUSA Inc., a Delaware corporation (the "Company"), will be held on October 7, 1999, at 10:00 a.m., local time, at the Company's principal executive offices located at 5711 South 86th Circle, Omaha, Nebraska 68127 for the following purposes as more fully described in the Proxy Statement accompanying this
Notice:

         1. To consider and act upon a proposal to amend Article IV of the Company's Certificate of Incorporation, as amended, to (i) authorize a new class of common stock, designated as Common Stock (the "Reclassified Common Stock"), (ii) combine and reclassify the Company's Class A and Class B Common Stock into the Reclassified Common Stock on a one-for-one basis, and (iii) establish the rights, powers and limitations of the Reclassified Common Stock.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on August 30, 1999, are entitled to receive notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope for that purpose. Stockholders attending the meeting may vote in person even if they have returned a Proxy.

                                        Sincerely,

                                        Fred Vakili
                                        Secretary

Omaha, Nebraska
September 8, 1999

                                  INFOUSA INC.

                                 ---------------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of infoUSA Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on October 7, 1999, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's principal executive offices located at 5711 South 86th Circle, Omaha, Nebraska 68127. The Company's telephone number is (402) 593-4500.

         These proxy solicitation materials were mailed on or about September 8, 1999, to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

         Stockholders of record at the close of business on August 30, 1999 (the "Record Date"), are entitled to receive notice of and vote at the meeting. On the Record Date, 24,343,764 shares of the Company's Class A Common Stock, $.0025 par value, were issued and outstanding. On the Record Date, 24,008,004 shares of the Company's Class B Common Stock, $.0025 par value, were issued and outstanding. For information regarding holders of more than five percent of the outstanding Common Stock, see "Other Information Regarding the Company--Security Ownership."

REVOCABILITY OF PROXIES

         Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date. Revocation will also occur if the individual attends the meeting and votes in person.

VOTING AND SOLICITATION

         Every holder of record of Class A Common Stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting upon which stockholders of Class A Common Stock are eligible to vote. Every holder of record of Class B Common Stock on the Record Date is entitled, for each share held, to ten votes on each proposal or item that comes before the meeting upon which stockholders of Class B Common Stock are eligible to vote.

         The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram. The Company has retained Georgeson & Company, Inc., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $6,500 plus reimbursement of reasonable expenses.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals which are intended to be presented at the Company's 2000 Annual Meeting must be received by the Company no later than December 6, 1999 in order that they may be included in the proxy statement and form of proxy for that meeting. The Company's proxy for the 2000 Annual meeting may confer on the proxy holder discretionary authority to vote on any stockholder proposals that are intended to be presented at the Company's 2000 Annual Meeting that are received after February 19, 2000.

                                 PROPOSAL NO. 1:
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

DESCRIPTION OF THE AMENDMENT

         The Board of Directors of infoUSA has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to effect the combination and reclassification of its two classes of common stock into a single class of common stock with each share having one vote, and recommends the approval of the amendment of infoUSA's Certificate of Incorporation (the "Amendment" or the "Reclassification"). The following is a summary of the material provisions of the Amendment and its various provisions; it should, however, be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Amendment which is attached hereto as Annex A.

         At the Special Meeting, the stockholders of the Company are being asked to consider and act upon a proposal to approve the Amendment which would: (i) combine and reclassify infoUSA's two classes of common stock into a single class of common stock (the "Reclassified Common Stock") with each share being entitled to one vote, and (ii) establish the rights, powers and limitations of the Reclassified Common Stock. If the Amendment is approved, each outstanding share of infoUSA Class A Common Stock and Class B Common Stock will be changed, reclassified and converted without any action on the part of the holder into one share of Reclassified Common Stock. The Reclassified Common Stock will trade on the Nasdaq National Market System under the symbol IUSA.

         Approval of at least sixty percent (60%) of the outstanding Class A and Class B Common Stock of the Company as of the Record Date voting together as a single class, a majority of the outstanding Class A Common Stock of the Company as of the Record Date voting as a separate class and a majority of the Class B Common Stock of the Company as of the Record Date voting as a separate class, is required to approve the Amendment under Delaware law and the Company's Certificate of Incorporation.

         If the stockholders approve the Amendment, the Board of Directors intends to file the Amendment with the Secretary of State of the State of Delaware as soon as practicable following approval. The Amendment will be effective immediately upon acceptance of filing by the Secretary of State of the State of Delaware (the "Effective Time"). Although the Board of Directors presently intends to file the Amendment if it is approved by stockholders, the resolution of the stockholders will reserve the right of the Board of Directors to abandon the Amendment and not file such Amendment even if the Amendment is approved by stockholders. Although the Board of Directors does not currently anticipate exercising its right to abandon the Amendment nor does it contemplate any specific events that would trigger the abandonment of the Amendment, the Board will defer or abandon the Amendment if, in its business judgment, adverse market conditions, general economic conditions or other developments affecting the Company are such as to make the combination and reclassification of the Class A and Class B Common Stock and the filing of the Amendment no longer in the best interests of the Company or its stockholders.

         Upon filing of the Amendment, the relative voting power of the Company's stockholders will change, as will the voting power of members of the family of the Company's Chairman of the Board and Chief Executive Officer, Vinod Gupta (the "Gupta Family"). As of the Record Date, members of the Gupta Family had sole or shared voting or dispositive power over approximately 41% of the votes associated with shares of Class A and Class B Common Stock. Upon filing of the Amendment, members of the Gupta Family would have sole or shared voting or dispositive power over approximately 40% of the Common Stock. No reference herein to securities held or controlled by the Gupta Family shall be deemed an admission by any member of the Gupta Family that such member beneficially owns any of such securities individually or as part of a group for purposes of Sections 13 or 16 of the Securities Exchange Act of 1934, as amended, or for any other purposes.

DESCRIPTION OF THE RECLASSIFIED COMMON STOCK

         The rights, powers and limitations of the Reclassified Common Stock are set forth in full in the Amendment. The Amendment is set forth as Annex A to this Proxy Statement and is incorporated herein by reference. The Amendment would combine and reclassify infoUSA's two classes of common stock into a single class of common stock, $.0025 par value, with each share being entitled to one vote.

         VOTING. Upon the filing of the Amendment, each share of the Reclassified Common Stock will have one (1) vote and holders of the Reclassified Common Stock will be entitled to vote for the election of directors and all other matters requiring stockholder approval.

         DIVIDENDS AND OTHER DISTRIBUTIONS. Holders of the Reclassified Common Stock will be entitled to equal per share cash dividends and dividends paid in stock or property of the Company, when, as and if such dividends may be declared by the Board of Directors and paid out of legally available assets.

         PREEMPTIVE RIGHTS. The Reclassified Common Stock will not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of stock of the Company or any other securities convertible into shares of any class of stock of the Company.

         AUTHORIZED RECLASSIFIED COMMON STOCK. The total number of shares of common stock authorized for issuance will not change if the Amendment is approved. The Company's Certificate of Incorporation presently authorizes the issuance of up to 220,000,000 shares of Class A Common Stock and up to 75,000,000 shares of Class B Common Stock. The Amendment would authorize the Company to issue up to 295,000,000 shares of Reclassified Common Stock. Following the filing of the Amendment, 48,351,768 shares of Reclassified Common Stock would be issued and outstanding. Therefore, approximately 246,000,000 shares of Reclassified Common Stock would be available for issuance from time to time for any proper corporate purpose, including stock splits, stock dividends, acquisitions, stock option plans and funding of employee benefit plans.

CERTAIN EFFECTS OF THE AMENDMENT

         EFFECT ON STOCK CERTIFICATES. Certificates that represent the Class A and Class B Common Stock will, upon the effectiveness of the Reclassification, represent shares of the Reclassified Common Stock without any further action on the part of the holder or the Company. As soon as practicable after the Amendment is approved, we will mail to each holder of record of Class A Common Stock and Class B Common Stock a letter of transmittal to be used in forwarding certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of Reclassified Common Stock to which the holder has been entitled. After receipt of the applicable transmittal form, each holder of certificates formerly representing shares of Class A Common Stock or Class B Common Stock should surrender such certificates to Norwest Bank Minnesota, N.A., the transfer agent for the Reclassified Common Stock (the "Transfer Agent"), together with a properly completed and duly executed transmittal form and such documents as may reasonably be required by the Transfer Agent. Each holder will receive in exchange therefor certificates evidencing the shares of Reclassified Common Stock to which such holder is entitled. The transmittal forms will be accompanied by instructions specifying other details of the exchange. If, following the filing of the Amendment, a valid certificate previously representing any shares of Class A Common Stock or Class B Common Stock is presented to the Transfer Agent or to the Company, the stock certificate will be canceled and exchanged as provided above.

         STOCK OPTION PLANS. At the Effective Time, each outstanding option to purchase both, but not either, shares of the Company's Class A and shares of Class B Common Stock pursuant to the 1992 Stock Option Plan shall become an option to purchase at the same aggregate exercise price the number of shares of Reclassified Common Stock equal to the sum of the shares of Class A Common Stock and Class B Common Stock underlying the option immediately prior to the Effective Time. At the Effective Time, each outstanding option to purchase shares of the Company's Class A Common Stock pursuant to the 1997 Class A Common Stock Option Plan shall become an option to purchase at the same exercise price the number of shares of Reclassified Common Stock equal to the number of shares of Class A Common Stock underlying the option immediately prior to the Effective Time. In all other respects, the terms and conditions of such options shall be unchanged.

         MATERIAL TAX CONSEQUENCES. Stockholders of the Company will not recognize gain or loss upon the reclassification of their shares of Class A Common Stock or Class B Common Stock as shares of Reclassified Common Stock. The aggregate tax basis of the shares of Reclassified Common Stock will be the same as the aggregate tax basis of the shares of Class A Common Stock and/or Class B Common Stock reclassified. The holding period for the shares of Reclassified Common Stock will include the holding period of the shares of Class A Common Stock and/or Class B Common Stock.

         TRADING MARKET. Currently, the shares of Class A Common Stock and Class B Common stock are traded separately on the Nasdaq National Market. Following the filing of the Amendment, the Reclassified Common Stock will trade as a single class on the Nasdaq National Market under the symbol IUSA. For the past twelve months, the average daily trading volume of the Class A Common Stock has been approximately 55,000 shares and the average daily trading volume for the Class B Common Stock has been approximately 27,000 shares. Although one of the reasons underlying the Company's desire for a single class of common stock is increasing the liquidity and trading efficiency of the Company's Common Stock, the Company cannot assure that the liquidity and trading efficiency of the Reclassified Common Stock will increase as a result of the combination of the two classes.

         EFFECT ON MARKET PRICE. The market price of shares of Reclassified Common Stock following the combination of the two classes will depend on many factors, including, among others, the future performance of the Company, general market conditions and conditions relating to companies in industries similar to that of the Company. Accordingly, the Company cannot predict the prices at which the Reclassified Common Stock will trade following the adoption of the Amendment, just as the Company could not predict the price at which the Class A Common Stock and Class B Common Stock trade. On August 25, 1999, the closing price of the Class A Common Stock and the Class B Common Stock was $6.94 per share and $7.00 per share, respectively, as reported on the Nasdaq National Market System.

         SECURITIES ACT OF 1933. The combination and reclassification of the Class A and Class B Common Stock into the Reclassified Common Stock is being made pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933. Shares of Reclassified Common Stock held immediately upon effectiveness of the Amendment, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, and other than shares received in respect of unregistered shares, may be offered for sale and sold in the same manner as the existing Class A and Class B Common Stock without registration under the Securities Act. Affiliates of the Company and holders of unregistered shares will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Reclassification has been unanimously approved by the Company's Board of Directors, including by each of the directors who is neither a member of the Gupta Family nor an officer or employee of the Company. The Board believes that the Reclassification is in the best interests of the Company and its stockholders and recommends that you vote "FOR" the adoption of the Reclassification. See "The Board's Reasons for the Reclassification."

THE BOARD'S REASONS FOR THE RECLASSIFICATION

         After carefully considering the factors summarized below, the Board of Directors has come to the conclusion that the Reclassification will promote the long-term best interests of the Company and all of its stockholders. In simplifying the Company's capital structure, the Board believes that the Reclassification will potentially enhance liquidity in the Company's common stock, better align voting rights with equity ownership in a manner preferable to investors and may potentially reduce economic dilution caused by discounting Class A Common Stock for shares issued in financings or in connection with acquisitions. Further the Board believes the Reclassification will conform the Company's capital structure to the capital structure of the majority of publicly traded companies.

CERTAIN POTENTIAL BENEFITS OF THE RECLASSIFICATION

         After careful consideration, the Board has identified the following potential benefits of the Reclassification for the Company and its stockholders:

         SIMPLIFICATION OF THE CAPITAL STRUCTURE. The Board of Directors believes that the Company's dual classes of common stock have had negative consequences on its stock prices and its ability to pursue its long term business plans. The existence of the two classes has reduced the Company's flexibility to structure potential acquisitions and other transactions using voting securities and has potentially increased infoUSA's acquisition cost if it were to use Class A Common Stock to pay for acquisitions. The Board of Directors believes that the simplification of the capital structure will eliminate these negative effects as described below, will better align voting control with the risk of ownership and will make the Company's common stock a more attractive investment.

         POTENTIAL IMPROVEMENT OF LIQUIDITY AND INCREASED APPEAL TO INVESTORS. In establishing a single class of common stock, the Board believes that the Reclassification may increase the liquidity of the traded shares. In particular, by allowing for easier analysis and valuation of the rights to which stockholders are entitled, the Board believes that a larger group of investors may be encouraged to investigate the Company's stock. The Board believes that the Reclassification may further potentially enhance investor interest in the Company's Common Stock by eliminating possible investor confusion caused by the dual-class structure. Additionally, the Board believes that the uniform structure of voting rights found in the Reclassified Common Stock may potentially appeal more to institutional investors. While the Board believes the Reclassification may increase investor interest in the Company's Stock and therefor improve liquidity, there can be no assurance that this will occur.

         ABILITY TO POTENTIALLY DECREASE ECONOMIC DILUTION IN ACQUISITIONS. Since the Company adopted its two-class stock structure in October 1997, the Company's Class A Common Stock has, on average, traded at a discount to the Class B Common Stock. The Board believes that the single-class structure of common stock may decrease potential economic dilution caused by the discounting of Class A Common Stock in the event such shares are issued in financings or in connection with acquisitions. The Board believes that the shares of common stock issued in connection with future transactions may potentially receive a higher valuation than would be the case under the current capital structure as a reflection of the relative increase in voting power associated with those shares due to the Reclassification and the potential increased investor interest.

         ALIGNMENT OF VOTING RIGHTS WITH EQUITY INTERESTS. The Board believes that the Reclassification would better align the voting rights of stockholders with the stockholders' economic interests. The reclassification of Class B Common Stock, with ten votes per share, and Class A Common Stock, with one vote per share, into Reclassified Common Stock, with one vote per share, will help voting control reflect the risk of ownership.

CERTAIN POTENTIAL DISADVANTAGES OF THE RECLASSIFICATION

         In addition to the potential benefits of the Reclassification, described above, the Board also considered potential disadvantages of the Reclassification, including:

         POTENTIAL INABILITY TO USE POOLING ACCOUNTING IN TRANSACTIONS OVER THE NEXT TWO YEARS. Under the rules applicable to transactions accounted for as "pooling of interests" ("Pooling"), the Reclassification will constitute a change in the Company's equity interests, which may make the Company ineligible to participate as either a buyer or a seller in any Pooling transaction for a period of up to two years. This prohibition may decrease the likelihood of future transaction with entities interested in utilizing Pooling accounting.

CERTAIN FEDERAL INCOME TAX EFFECTS

         The following description of certain federal income tax consequences concerning the Reclassification is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, and judicial and administrative interpretations thereof. This description does not, however, address any aspects of state, local or foreign taxation relating to the Reclassification.

         The Company believes that, in general, stockholders of the Company will not recognize gain or loss upon the reclassification of their shares of Class A Common Stock or Class B Common Stock into shares of Reclassified Common Stock. The aggregate tax basis of the shares of the Reclassified Common Stock received in exchange for Class A Common Stock or Class B Common Stock, as applicable, will be the same as the aggregate tax basis of the shares of Class A Common Stock and/or Class B Common Stock prior to the Reclassification. The holding period for the shares of Reclassified Common Stock will include the holding period of the shares of Class A Common Stock and/or Class B Common Stock.

EFFECTS ON RELATIVE OWNERSHIP INTEREST AND VOTING POWER

         Because the Amendment provides that each whole share of Class A Common Stock, with one vote per share, and each whole share of Class B Common Stock, with ten votes per share, will be reclassified and changed into one share of Reclassified Common Stock with one vote per share, the relative voting power of the shareholders will be changed by the Reclassification. As a result of the Reclassification, the voting power of holders of Class B Common Stock immediately prior to the Reclassification will decline from approximately 91% of the combined voting power of the outstanding Class A and Class B Common Stock to approximately 50% of the voting power of the Reclassified Common Stock.

GENERAL EXPENSES

         The costs of proceeding with the Reclassification (such as transfer agent's fees, printing, engraving and mailing costs, legal fees, investment banking fees, solicitation fees, and NASD fees) will be charged against the Company's pre-tax earnings. The approximate cost of proceeding with the Reclassification is estimated to not exceed $100,000, inclusive of fees of legal advisors.

REQUIRED VOTE

         Approval of the Reclassification requires the affirmative vote of holders of at least sixty percent (60%) of the outstanding Class A and Class B Common Stock of the Company as of the Record Date voting together as a single class, a majority of the outstanding Class A Common Stock of the Company as of the Record Date voting as a separate class and a majority of the Class B Common Stock of the Company as of the Record Date voting as a separate class. Abstentions and broker non-votes will be counted for the purpose of establishing a quorum, and will have the same effect as a vote against the Reclassification. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE RECLASSIFICATION.

                     OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP

         The following table sets forth the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of the Record Date
(i) by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company, (ii) by each director, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                                                      TOTAL VOTING
          DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                  CLASS A            CLASS B          PERCENTAGE
-----------------------------------------------------------       ----------         ----------       ------------
Vinod Gupta (1)........................................
     5711 South 86th Circle                                        9,849,920         10,010,054           40.6
     Omaha, Nebraska 68127
FMR Corp...............................................
     82 Devonshire Street                                          1,782,500          1,835,000            7.6
     Boston, Massachusetts 02109
Wanger Asset Management................................            1,575,000          1,191,800            5.1
     227 West Monroe Street, Suite #3000
     Chicago, IL 60606-5016
Paul A. Goldner (2)....................................              504,497            497,047            2.1
George Haddix (3) .....................................               58,916             27,500             *
Scott Dahnke (4).......................................                    0                  0             *
Harold W. Andersen (5).................................               25,216             27,300             *
Charles Fote (6).......................................               10,000                  0             *
Elliot S. Kaplan (7)...................................               79,756             91,840             *
Ben Nelson (8).........................................               20,000                  0             *
Monica Messer (9)......................................              229,682            202,184             *
William Chasse (10)....................................              191,248            154,750             *
William Kerrey (11)....................................               51,258             33,759             *
Al Ambrosino (12)......................................              103,498             66,000             *
All directors and executive officers as a group
(17 persons)(13).......................................           11,225,407         11,174,799           44.6

---------------------------------
*    Represents less than 1% of the outstanding shares of Common Stock

(1) Excludes 353,545 shares of Class A Common Stock and 388,359 shares of Class B Common Stock held in irrevocable trusts for the benefit of Mr. Gupta's children for which Mr. Gupta is not a trustee and in which he has no beneficial interest. Includes 604,166 shares of Class A Common Stock and 540,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(2) Excludes 1,325,389 shares of Class A Common Stock and 1,244,849 shares of Class B Common Stock held in irrevocable trusts for the benefit of Mr. Goldner's children for which Mr. Goldner is not a trustee and in which he has no beneficial interest. Includes 75,000 shares of Class A Common Stock and 75,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(3) Includes 10,916 shares of Class A Common Stock and 3,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(4) Mr. Dahnke resigned his position as Chief Executive Officer of the Company in August 1998.

(5) Includes 10,916 shares of Class A Common Stock and 3,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(6) Includes 10,000 shares of Class A Common Stock subject to options exercisable within 60 days of the Record Date.

(7) Includes 13,916 shares of Class A Common Stock and 6,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(8) Includes 10,000 shares of Class A Common Stock subject to options exercisable within 60 days of the Record Date.

(9) Includes 99,998 shares of Class A Common Stock and 62,500 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(10) Includes 191,248 shares of Class A Common Stock and 153,750 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(11) Includes 37,285 shares of Class A Common Stock and 19,786 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(12) Includes 103,498 shares of Class A Common Stock and 66,000 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

(13) Includes 1,236,340 shares of Class A Common Stock and 988,811 shares of Class B Common Stock subject to options exercisable within 60 days of the Record Date.

OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


                                    BY ORDER OF THE BOARD OF DIRECTORS


Omaha, Nebraska
September 8, 1999

                                                                         ANNEX A

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                                 OF INFOUSA INC.
                         (INCORPORATED OCTOBER 7, 1991)

         infoUSA Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

         FIRST: The Board of Directors of the Company, at a meeting duly called and held in accordance with the Bylaws of the Company and Section 141 of the Delaware General Corporation Law, as amended, duly adopted resolutions proposing and declaring advisable the amendment to the Certificate of Incorporation of the Company as set forth below.

         SECOND: That Article IV of the Company's Certificate of Incorporation, as amended to date, is hereby amended in its entirety to read as follows:

"ARTICLE IV.  AUTHORIZED STOCK.

         The total number of shares of all classes of capital stock which the corporation shall have authority to issue is three hundred million (300,000,000) shares which shall be divided into two classes as follows:

                  (i) Two Hundred Ninety-Five Million (295,000,000) shares of Common Stock with a par value of one fourth of one cent ($0.0025) per share; and

                  (ii) Five Million (5,000,000) shares of Preferred Stock with a par value of one fourth of one cent ($0.0025) per share.

         Upon this Certificate of Amendment of Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Class A Common Stock and Class B Common Stock, one fourth of one cent ($.0025) par value, then issued (including shares held in the treasury of the Corporation), shall be automatically reclassified, changed and converted into one (1) fully paid and non-assessable share of Common Stock, one fourth of one cent ($.0025) par value. Any stock certificate which, immediately prior to the Effective Time, represents shares of Class A Common Stock or Class B Common Stock, one fourth of one cent ($0.0025) par value, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock equal to the number of shares of Class A Common Stock or Class B Common Stock represented by such certificate prior to the Effective Time. As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder who then holds shares of Class A or Class B Common Stock, informing such persons of this reclassification with appropriate instructions on exchanging certificates representing such shares and other relevant matters.

         Each holder of shares of Common Stock of the Company shall be entitled to one vote for each share of Common Stock held in the name of such holder on the books of the Company. The holder of each share of a series of Preferred Stock shall be entitled to such voting rights as may be authorized by the Board of Directors pursuant to Article V of this Certificate."

THIRD: The undersigned, Vinod Gupta and Fred Vakili further verify that:

         A. This Amendment to Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, as amended.

         B. Pursuant to a duly adopted resolution of the Board of Directors of the Company, a special meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, as amended, at which meeting holders of at least sixty percent (60%) of the outstanding Class A and Class B Common Stock of the Company voting together as a single class, a majority of the outstanding Class A Common Stock of the Company as of the Record Date voting as a separate class and a majority of the Class B Common Stock of the Company as of the Record Date voting as a separate class, constituting the only outstanding securities of the Company entitled to vote in respect of the amendment to the Certificate of Incorporation of the Company as set forth above, duly approved said amendment.

         THE UNDERSIGNED, being the Chief Executive Officer and Secretary, respectively, of infoUSA Inc., do make this Amendment to Certificate of Incorporation, hereby declaring and certifying that this is an act and deed of the Company and that the facts herein stated are true, and accordingly have hereunto set their hands this day of , 1999.


                                       -----------------------------------------
                                       Vinod Gupta,
                                       Chief Executive Officer


                                       -----------------------------------------
                                       Fred Vakili,
                                       Secretary

                                  INFOUSA INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                 OCTOBER 7, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              CLASS A COMMON STOCK

         The undersigned stockholder of infoUSA Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated September 8, 1999, and hereby appoints Vinod Gupta and Fred Vakili, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Class A Common Stock of the undersigned at the Special Meeting of Stockholders of infoUSA Inc. to be held on October 7, 1999, and at any adjournments thereof, upon the Company's proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

         1. Proposal to (i) authorize a new class of common stock, designated as Common Stock (the "Reclassified Common Stock"), (ii) combine and reclassify the Company's Class A and Class B Common Stock into the Reclassified Common Stock on a one-for-one basis, and (iii) establish the rights, powers and limitations of the Reclassified Common Stock.

                       [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

               PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY.

         Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

                                 Dated:
                                       -------------------


                                 -------------------------
                                  (Signature)


                                 -------------------------
                                  (Signature)

                                 (This proxy should be
                                 marked, dated, signed by
                                 the stockholder or
                                 stockholders exactly as
                                 the stockholder's or
                                 stockholders' names
                                 appear hereon, and
                                 returned promptly in the
                                 enclosed envelope.
                                 Persons signing in a
                                 fiduciary or
                                 representative capacity
                                 should so indicate. If
                                 shares are held by joint
                                 tenants, as community
                                 property or otherwise by
                                 more than one person,
                                 all should sign.)


     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED,

                   WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE

         AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY

                            COME BEFORE THE MEETING.

                                  INFOUSA INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                 OCTOBER 7, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              CLASS B COMMON STOCK

         The undersigned stockholder of infoUSA Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated September 8, 1999, and hereby appoints Vinod Gupta and Fred Vakili, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Class B Common Stock of the undersigned at the Special Meeting of Stockholders of infoUSA Inc. to be held on October 7, 1999, and at any adjournments thereof, upon the Company's proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

         1. Proposal to (i) authorize a new class of common stock, designated as Common Stock (the "Reclassified Common Stock"), (ii) combine and reclassify the Company's Class A and Class B Common Stock into the Reclassified Common Stock on a one-for-one basis, and (iii) establish the rights, powers and limitations of the Reclassified Common Stock.

                        [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

               PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY.

         Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

                                 Dated:
                                       -------------------


                                 -------------------------
                                  (Signature)


                                 -------------------------
                                  (Signature)

                                 (This proxy should be
                                 marked, dated, signed by
                                 the stockholder or
                                 stockholders exactly as
                                 the stockholder's or
                                 stockholders' names
                                 appear hereon, and
                                 returned promptly in the
                                 enclosed envelope.
                                 Persons signing in a
                                 fiduciary or
                                 representative capacity
                                 should so indicate. If
                                 shares are held by joint
                                 tenants, as community
                                 property or otherwise by
                                 more than one person,
                                 all should sign.)

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED,

                   WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE

         AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY

                            COME BEFORE THE MEETING.